                                                                    EXHIBIT 4.11

              ___________________________________________________


                    CAPITAL SECURITIES GUARANTEE AGREEMENT

                                    Between

                            DOWNEY FINANCIAL CORP.

                                (as Guarantor)

                                      and

                           WILMINGTON TRUST COMPANY
                                 (as Trustee)


                                  dated as of

                               ________ __, 200_



              ___________________________________________________

                            CROSS-REFERENCE TABLE*

                  Section of Trust                                        Section of
          Indenture Act of 1939, as amended                           Guarantee Agreement
          ---------------------------------                           -------------------
                       310(a)                                               4.1(a)
                       310(b)                                             4.1(c), 2.8
                       310(c)                                            Inapplicable
                       311(a)                                               2.2(b)
                       311(b)                                               2.2(b)
                       311(c)                                            Inapplicable
                       312(a)                                               2.2(a)
                       312(b)                                               2.2(b)
                       311(c)                                            Inapplicable
                       312(a)                                               2.2(a)
                       312(b)                                               2.2(b)
                       313                                                    2.3
                       314(a)                                                 2.4
                       314(b)                                            Inapplicable
                       314(c)                                                 2.5
                       314(d)                                            Inapplicable
                       314(e)                                            1.1, 2.5, 3.2
                       314(f)                                              2.1, 3.2
                       315(a)                                               3.1(d)
                       315(b)                                                 2.7
                       315(c)                                                 3.1
                       315(d)                                               3.1(d)
                       316(a)                                            1.1, 2.6, 5.4
                       316(b)                                                 5.3
                       316(c)                                                 9.2
                       317(a)                                            Inapplicable
                       317(b)                                            Inapplicable
                       318(a)                                               2.1(b)
                       318(b)                                                 2.1
                       318(c)                                               2.1(a)

___________________
* This Cross-Reference Table does not constitute part of the Capital Securities Guarantee and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                                                                        Page
ARTICLE I          DEFINITIONS..........................................................................  2
     SECTION 1.1     Definitions........................................................................  2
ARTICLE II.        TRUST INDENTURE ACT..................................................................  4
     SECTION 2.1     Trust Indenture Act; Application...................................................  4
     SECTION 2.2     List of Holders....................................................................  4
     SECTION 2.3     Reports by the Guarantee Trustee...................................................  4
     SECTION 2.4     Periodic Reports to the Guarantee Trustee..........................................  5
     SECTION 2.5     Evidence of Compliance with Conditions Precedent...................................  5
     SECTION 2.6     Events of Default; Waiver..........................................................  5
     SECTION 2.7     Event of Default; Notice...........................................................  5
     SECTION 2.8     Conflicting Interests..............................................................  6
ARTICLE III.       POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE...................................  6
     SECTION 3.1     Powers and Duties of the Guarantee Trustee.........................................  6
     SECTION 3.2     Certain Rights of Guarantee Trustee................................................  7
     SECTION 3.3     Indemnity..........................................................................  9
ARTICLE IV.        GUARANTEE TRUSTEE....................................................................  9
     SECTION 4.1     Guarantee Trustee.  Eligibility....................................................  9
     SECTION 4.2     Appointment, Removal and Resignation of the Guarantee Trustee......................  9
ARTICLE V.         GUARANTEE...........................................................................  10
     SECTION 5.1     Guarantee.........................................................................  10
     SECTION 5.2     Waiver of Notice and Demand.......................................................  10
     SECTION 5.3     Obligations Not Affected..........................................................  10
     SECTION 5.4     Rights of Holders.................................................................  11
     SECTION 5.5     Guarantee of Payment..............................................................  12
     SECTION 5.6     Subrogation.......................................................................  12
     SECTION 5.7     Independent Obligations...........................................................  12
ARTICLE VI.        SUBORDINATION.......................................................................  12

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                        Page
     SECTION 6.1     Subordination.....................................................................  12
     SECTION 6.2     Pari Passu Guarantees.............................................................  12
ARTICLE VII.       CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE................................  13
     SECTION 7.1     Guarantor May Consolidate, Etc., Only on Certain Terms............................  13
     SECTION 7.2     Successor Guarantor Substituted...................................................  13
ARTICLE VIII.      TERMINATION.........................................................................  14
     SECTION 8.1     Termination.......................................................................  14
ARTICLE IX.        MISCELLANEOUS.......................................................................  14
     SECTION 9.1     Successors and Assigns............................................................  14
     SECTION 9.2     Amendments........................................................................  14
     SECTION 9.3     Notices...........................................................................  14
     SECTION 9.4     Benefit...........................................................................  15
     SECTION 9.5     Interpretation....................................................................  15
     SECTION 9.6     Governing Law.....................................................................  16

                    CAPITAL SECURITIES GUARANTEE AGREEMENT

     This CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of __________ __, 200_, is executed and delivered by DOWNEY FINANCIAL CORP., a Delaware corporation (the "Guarantor") having its principal office at 3501 Jamboree Road, North Tower, Newport Beach, California 92660, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of DOWNEY FINANCIAL CAPITAL TRUST III, a Delaware statutory business trust (the "Trust").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of ________ __, 200_ (the "Trust Agreement"), among the Guarantor as Depositor, Wilmington Trust Company as Property Trustee, Wilmington Trust Company as Delaware Trustee, the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof $___________ aggregate Liquidation Amount (as defined in the Trust Agreement) of its __% Capital Securities, Liquidation Amount $__ per Capital Security (the "Capital Securities");

     WHEREAS, the Capital Securities will be issued by the Trust and the proceeds thereof, together with the proceeds from the issuance of the Trust's Common Securities (as defined below), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which were deposited with Wilmington Trust Company, as Property Trustee under the Trust Agreement, as trust assets;

     WHEREAS, as an incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, the Guarantor is also executing and delivering the Common Securities Guarantee Agreement, dated as of ________ __, 200_ (the "Common Securities Guarantee"), for the benefit of holders of the Common Securities (as defined herein) the terms of which provide that if (i) a Debenture Event of Default (as defined in the Trust Agreement) shall have occurred and is continuing or (ii) the Trust is dissolved or liquidated and funds available to the Trust are insufficient to pay in full the amounts due on the Capital Securities and the Common Securities or if Debentures are distributed to holders of the Common Securities and Holders of the Capital Securities upon such liquidation or dissolution and the Holders of Capital Securities do not receive the full amount of Debentures to which they are entitled, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of Holders of Capital Securities to receive Guarantee Payments under this Capital Securities Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.

                            ARTICLE I. DEFINITIONS

     SECTION 1.1    Definitions.

     As used in this Capital Securities Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement and the Indenture (as defined herein), each as in effect on the date hereof.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board of Directors" means either the board of directors of the Guarantor or any committee of that board duly authorized to act hereunder.

     "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Capital Securities Guarantee; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice.

     "Guarantee" has the meaning set forth in Section 5.1.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Capital Securities, to the extent the Trust shall have funds legally available therefor at such time, (ii) the applicable Redemption Price (as defined in the Trust Agreement), to the extent the Trust shall have funds legally available therefor at such time, with respect to any Capital Securities called for redemption, and
(iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities as provided in the Trust Agreement), the lesser of (a) the Liquidation Distribution (as defined in the Trust Agreement) or (b) the amount of assets of the Trust remaining available for distribution to the Holders after satisfaction of liabilities to creditors of the Trust as required by applicable law.

     "Guarantee Trustee" means Wilmington Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee, and thereafter means each such Successor Guarantee Trustee.

     "Holder" means any holder, as registered on the books and records of the Trust, of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

     "Indenture" means the Junior Subordinated Indenture dated as of July 23, 1999, as supplemented and amended, between the Guarantor and Wilmington Trust Company, as trustee.

     "List of Holders" has the meaning specified in Section 2.2(a).

     "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the Liquidation Amount of all then outstanding Capital Securities issued by the Trust.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman or a Vice Chairman of the Board of Directors of such Person or the President or a Vice President of such Person, and by the Chief Financial Officer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

     "Other Guarantees" means any guarantees similar to the Guarantee issued, from time to time, by the Guarantor on behalf of holders of one or more series of capital securities issued by any Downey Trust (as defined in the Indenture) other than the Trust.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any officer of the Corporate Trust Department of the Guarantee Trustee with direct responsibility for the administration of this Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                        ARTICLE II. TRUST INDENTURE ACT

     SECTION 2.1    Trust Indenture Act; Application.

     (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 2.2    List of Holders.

     (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before January 15 and July 15 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such; provided, however that the Guarantor is not required to furnish a List of Holders to the Guarantee Trustee for so long as the Guarantee Trustee is the Securities Registrar for the Capital Securities. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

     SECTION 2.3    Reports by the Guarantee Trustee.

     Not later than July 31 of each year, commencing on the year beginning January 1, 200_, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.4    Periodic Reports to the Guarantee Trustee.

     The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     SECTION 2.5    Evidence of Compliance with Conditions Precedent.

     The Guarantor shall provide to the Guarantee Trustee, on an annual basis, such evidence of compliance with such conditions precedent, if any, provided for in this Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     SECTION 2.6    Events of Default; Waiver.

     The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

     SECTION 2.7     Event of Default; Notice.

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of a default which with notice or the passage of time, or both, could become an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all such defaults known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any such default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Capital Securities Guarantee shall have obtained written notice, of such default.

     SECTION 2.8    Conflicting Interests.

     The Trust Agreement shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                    ARTICLE III. POWERS, DUTIES AND RIGHTS
                           OF THE GUARANTEE TRUSTEE

     SECTION 3.1    Powers and Duties of the Guarantee Trustee.

     (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except to a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee; and

                (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

          (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guarantee; and

          (iv) no provision of this Capital Securities Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 3.2    Certain Rights of Guarantee Trustee.

     (a)  Subject to the provisions of Section 3.1:

          (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Capital Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

          (iii) Whenever, in the administration of this Capital Securities Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

          (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.

          (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee.

          (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          (viii) Whenever in the administration of this Capital Securities Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders,
(B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

     (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

     SECTION 3.3    Indemnity.

     The Guarantor agrees to pay to the Guarantee Trustee from time to time, and the Guarantee Trustee shall be entitled to, reasonable compensation, and, except as otherwise expressly provided, the Guarantor will pay or reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any of the provisions of this Capital Securities Guarantee (including the reasonable compensation and the expenses and disbursements of its counsel and of all other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Capital Securities Guarantee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Guarantee Trustee incurs expenses or renders services after an Event of Default, the expenses and compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

     The provisions of this Section shall survive the termination of this Capital Securities Guarantee.

                         ARTICLE IV. GUARANTEE TRUSTEE

     SECTION 4.1    Guarantee Trustee. Eligibility.

     (a)  There shall at all times be a Guarantee Trustee which shall:

          (i)   not be an Affiliate of the Guarantor; and

          (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section 4.1(a)(ii) and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 4.2    Appointment, Removal and Resignation of the Guarantee
                    Trustee.

     (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

     (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                             ARTICLE V. GUARANTEE

     SECTION 5.1    Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full on a subordinated basis to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert other than the defense of payment (the "Guarantee"). The Guarantee is a continuing guarantee, and the Guarantor fully, knowingly and unconditionally waives

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any right the Guarantor may have to revoke the Guarantee as to any future transactions. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

     SECTION 5.2  Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.3  Obligations Not Affected.

     The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Trust;

     (b) the extension of time for the payment by the Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

     (e)  any invalidity of, or defect or deficiency in, the Capital Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

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     (g)  any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.4  Rights of Holders.

     The Guarantor expressly acknowledges that: (i) this Capital Securities Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Capital Securities Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guarantee; and (iv) notwithstanding the rights of the Guarantee Trustee to enforce this Capital Securities Guarantee under Article III, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other Person; notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of this Capital Securities Guarantee for such payment and the Guarantor waives any right or remedy to require that any action be brought first against the Trust or any other Person or entity before proceeding directly against the Guarantor.

     SECTION 5.5  Guarantee of Payment.

     This Capital Securities Guarantee creates a guarantee of payment and not of collection. This Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

     SECTION 5.6  Subrogation.

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to the Holders by the Guarantor under this Capital Securities Guarantee and shall have the right to waive payment by the Trust pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the

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preceding sentence, the Guarantor agrees to hold such amount in trust for the
Holders and to pay over such amount to the Holders.

     SECTION 5.7  Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                           ARTICLE VI. SUBORDINATION

     SECTION 6.1  Subordination.

     The obligations of the Guarantor under this Guarantee will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior and Subordinated Debt in the same manner as the Debentures.

     SECTION 6.2  Pari Passu Guarantees.

     The obligations of the Guarantor under this Guarantee shall rank pari passu with the obligations of the Guarantor under all Other Guarantees.

                ARTICLE VII. CONSOLIDATION, MERGER, CONVEYANCE,
                               TRANSFER OR LEASE

     SECTION 7.1  Guarantor May Consolidate, Etc., Only on Certain Terms.

     The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Guarantor, unless:

     (a) either the Guarantor shall be the continuing Person, in the case of a merger, or the successor Person (if other than the Guarantor) formed by the consolidation or into which the Guarantor is merged or which acquires by conveyance, transfer or lease, the properties and assets of the Guarantor as an entirety or substantially as an entirety is organized under the laws of the United States or any state of the United States or the District of Columbia, and the successor Person expressly assumes the Guarantor's obligations under this Capital Securities Guarantee and the due and punctual performance and observance of every obligation in this Capital Securities Guarantee;

     (b) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

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     (c)  such consolidation, merger, conveyance, transfer or lease is permitted under the Trust Agreement and the Indenture and does not give rise to any breach or violation of the Trust Agreement or the Indenture; and

     (d) the Guarantor has delivered to the Guarantee Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and assumption of the Guarantor's obligations under this Capital Securities Guarantee comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Guarantee Trustee, subject to Section 3.1 hereof, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 7.1.

     SECTION 7.2  Successor Guarantor Substituted.

     Upon any consolidation or merger by the Guarantor with or into any other Person, or any conveyance, transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Capital Securities Guarantee with the same effect as if such successor Person had been named as the Guarantor herein; and in the event of any such conveyance, transfer or lease the Guarantor shall be discharged from all obligations and covenants under this Capital Securities Guarantee.

                           ARTICLE VIII. TERMINATION

     SECTION 8.1  Termination.

     This Capital Securities Guarantee shall terminate and be of no further force or effect upon the (i) full payment of the applicable Redemption Price of all Capital Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation or dissolution of the Trust. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Capital Securities or under this Capital Securities Guarantee.

                           ARTICLE IX. MISCELLANEOUS

     SECTION 9.1  Successors and Assigns.

     All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under
Article VII hereof and Article VIII of the Indenture, the Guarantor shall not assign its obligations hereunder.

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     SECTION 9.2  Amendments.

     Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Capital Securities Guarantee may not be amended without the prior approval of the Holders of not less than a Majority in Liquidation Amount of all outstanding Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders of the Trust Securities shall apply to the giving of such approval.

     SECTION 9.3  Notices.

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

     (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

          Downey Financial Corp.
          3501 Jamboree Road, North Tower
          Newport Beach, California  92660

          Facsimile No.:  (949) 725-0619
          Attention:  Donald E. Royer

     (b) if given to the Trust, in care of the Guarantee Trustee, at the Trust's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Trust may give notice to the
Holders:

          Downey Financial Capital Trust III
          c/o Downey Financial Corp.
          3501 Jamboree Road, North Tower
          Newport Beach, California  92660

          Facsimile No.:  (949) 725-0619
          Attention:  Donald E. Royer

          with a copy to:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware  19890-0001

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

          Facsimile No.:  (302) 651-8882
          Attention:  Corporate Trust Administration

     (c) if given to any Holder, at the address set forth on the books and records of the Trust.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.4  Benefit.

     This Guarantee is solely for the benefit of the Holders and subject to
Section 3.1(a) is not separately transferable from the Capital Securities.

     SECTION 9.5  Interpretation.

     In this Capital Securities Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Capital Securities Guarantee but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.1;

     (b) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

     (c) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

     (d) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires;

     (f)  a reference to the singular includes the plural and vice versa; and

     (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

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     SECTION 9.6  Governing Law.

     THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     THIS CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                             Downey Financial Corp.





                             By:____________________________________________
                                Daniel D. Rosenthal
                                President & Chief Executive Officer




                             Wilmington Trust Company
                             as Guarantee Trustee




                             By:____________________________________________
                             Name:
                             Title: Financial Services Officer

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